DATED 20 JANUARY 2003

                              (1) BARRY O'CALLAGHAN

                                       AND

                           (2) HERTAL ACQUISITIONS PLC

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                                    AGREEMENT

                       FOR THE SALE AND PURCHASE OF SHARES

                             IN RIVERDEEP GROUP PLC

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                            Matheson Ormsby Prentice
                                30 Herbert Street
                                    Dublin 2
                                     Ireland

                              Tel + 353 1 619 9000
                              Fax + 353 1 619 9010
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                                    CONTENTS

                                                                         Page No

1   Interpretation..........................................................1

2   Sale And Purchase.......................................................2

3   Consideration...........................................................2

4   Completion..............................................................2

5   Costs...................................................................2

6   Further Assurance.......................................................2

7   Notices.................................................................2

8   Counterparts............................................................3

9   Whole Agreement.........................................................3

10  Law.....................................................................3

Schedule 1..................................................................5
         Irrevocable Proxy..................................................5

THIS AGREEMENT is made the     20th day of January 2003

BETWEEN:

(1) BARRY O'CALLAGHAN of Avoca Lodge, 17 Avoca Avenue, Blackrock, Co Dublin ("the Vendor"); and

(2) HERTAL ACQUISITIONS PLC (a company incorporated in Ireland with registered number 364049) of 30 Herbert Street, Dublin 2 (the "Purchaser").

WHEREAS:

A. Riverdeep Group Plc is a public limited company incorporated under the laws of Ireland whose registered office is situate at Styne House, Upper Hatch Street, Dublin 2 (the "Company").

B. The Vendor is the legal and beneficial owner of the Sale Shares (as hereinafter defined).

C. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Sale Shares on the terms and subject to the conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:

1    INTERPRETATION

1.1 In this Agreement and the Schedule hereto the following words and expressions shall have the following meanings:

     "Completion"             completion  of the sale and  purchase  of the Sale
                              Shares in accordance with this Agreement;

     "Completion Date"        the date upon which Completion occurs;

     "Condition"              means  the  final   resolution  of  the  Board  of
                              Directors of the Purchaser to despatch an offer for the entire issued and to be issued share capital of the Company;

     "Consideration Shares"   means  30,470,186  ordinary shares of US$0.01 each
                              in the capital of the Purchaser;

     "Encumbrance"            a  mortgage,   charge,   pledge,   lien,   option,
                              restriction,  right of first refusal,  pre-emption
                              right,  third  party  right  or  interest,   other
                              encumbrance  or security  interest of any kind, or
                              another   type   of    preferential    arrangement
                              (including, without limitation, a title transfer or retention arrangement) having similar effect;

     "person"                 any   individual,    firm,    company   or   other
                              incorporated or unincorporated body;

     "Sale Shares"            means the  10,825,966  ordinary  shares of US$0.10
                              each in the capital of the Company registered in the name of the Vendor;

1.2 The Schedule to this Agreement is an integral part of this Agreement and references to this Agreement include references to such Schedule.

1.3 References in this Agreement to Clauses, Sub-Clauses, paragraphs and Schedules are references to those contained in this Agreement.

2    SALE AND PURCHASE

     The Vendor as beneficial owner hereby agrees to sell and the Purchaser hereby agrees to purchase the Sale Shares free from all Encumbrances and with the benefit of all rights of whatsoever nature attaching or accruing to the Sale Shares including all rights to any dividends and distributions declared, paid or made in respect of the Sale Shares after the Completion Date.

3    CONSIDERATION

     The total consideration for the purchase of the Sale Shares by the Purchaser shall be the issue and allotment of the Consideration Shares by the Purchaser to the Vendor upon Completion.

4    COMPLETION

4.1 Completion shall take place at the offices of Matheson Ormsby Prentice Solicitors or at such other place as the parties may agree immediately following satisfaction of the Condition.

4.2 On Completion, the Vendor shall deliver to the Purchaser a duly executed share transfer form in respect of the Sale Shares, together with the relevant Share Certificate and the Purchaser shall issue and allot the Consideration Shares and enter the Vendor in the register of members as the holder of the Consideration Shares and shall deliver a share certificate to the Vendor accordingly.

4.3 On Completion the Vendor shall deliver to the Purchaser or its nominee, an Irrevocable Proxy in the form contained in Schedule 1 hereto, conferring on the Purchaser or its nominee the entitlement to exercise all rights exercisable by the registered holder of the Sale Shares, such Irrevocable Proxy to enure pending registration of the Purchaser or its nominee as the registered owner of the Sale Shares.

4.4  The Purchaser  shall present the share  transfer form referred to in clause
     4.2 at the Stamps Branch of the Revenue Commissioners for stamping within 30 days of the Completion Date.

5    COSTS

     Each  party  shall  pay  its  own  costs   relating  to  the   negotiation,
     preparation, execution and performance by it of this Agreement and of each document referred to in it.

6    FURTHER ASSURANCE

     After Completion the Vendor shall do all such things as the Purchaser reasonably requests to vest in the Purchaser or its nominee title to the Sale Shares.

7    NOTICES

7.1 Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant party or sent by prepaid letter, or facsimile transmission to the address or registered office of that party specified in this Agreement or to that party's facsimile transmission number thereat or such other address or number as may be notified hereunder by that party from time to time for this purpose and shall be effectual notwithstanding any change of address not so notified.

7.2 Unless the contrary shall be proved, each such notice or communication shall be deemed to have been given or made and delivered, if by letter, 48 hours after posting, if by delivery, when left at the relevant address and, if by facsimile transmission, when transmitted.

8    COUNTERPARTS

     This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

9    WHOLE AGREEMENT

     This Agreement contains the whole agreement between the parties hereto relating to the transactions provided for in this Agreement and supersedes all previous agreements (if any) between such parties in respect of such matters and each of the parties to this Agreement acknowledges that in agreeing to enter into this Agreement it has not relied on any representations or warranties except for those contained in this Agreement.

10   LAW

     This Agreement shall be governed by and construed in all respects in accordance with the laws of Ireland and the parties agree to submit to the non-exclusive jurisdiction of the Irish Courts as regards any claim or matter arising in relation to this Agreement.

IN WITNESS HEREOF this Agreement was entered into on the date shown at the beginning of this Agreement.

Signed, sealed and delivered by
BARRY O'CALLAGHAN             /s/Barry O'Callaghan
in the presence of:
/s/Ed Miller
Dublin 2


Present when the Common Seal
of HERTAL ACQUISITIONS PLC
was affixed hereto:
                                             /s/Niall McFadden
                                        ----------------------------------------
                                        Director
                                             /s/Anthony Mulderry
                                        ----------------------------------------
                                        Director/Secretary

                                   Schedule 1

                                Irrevocable Proxy

To whom it may concern:

BARRY O'CALLAGHAN (the "Member") being the registered holder of 10,825,966 ordinary shares (the "Shares") in Riverdeep Group Plc (the "Company"), having by agreement dated January 2003 in favour of Hertal Acquisitions Plc of 30 Herbert Street, Dublin 2 (the "Representative") transferred the Shares registered in his name to the Representative together with all rights now and hereafter attaching thereto, hereby as the deed of the Member irrevocably appoints the Representative as the Member's representative to exercise in the absolute discretion of the Representative all rights attaching to the Shares or exercisable by the Member in his capacity as a member of the Company and without prejudice to the generality of the foregoing, the powers exercisable by the Representative shall include the power to exercise rights of voting at, consenting to short notice of, or requisitioning or joining in the requisitioning of any general, class or other meeting and the power to execute, deliver and do all deeds, instruments and acts in the Member's name and on his behalf in pursuance of the foregoing and in each case with the same force and effect as the Member might or could do and the Member hereby confirms and ratifies all that the Representative or his nominee shall do or cause to be done by virtue hereof and shall include the power to sub-delegate this power.

This power and proxy is irrevocable but shall expire on the Member ceasing to be a member of the Company by registration in the Register of Members of the Company of the Representative or his nominee as owner of the Shares, but without prejudice to any power exercised prior to such date.

This deed shall be governed by and construed in accordance with the laws of Ireland.

Dated                 2003

SIGNED SEALED AND DELIVERED

by BARRY O'CALLAGHAN     /s/Barry O'Callaghan
in the presence of:

                              DATED 20 JANUARY 2003

                              (1) PATRICK MCDONAGH

                                       AND

                           (2) HERTAL ACQUISITIONS PLC

                   ------------------------------------------
                     AGREEMENT FOR THE SALE AND PURCHASE OF
                          SHARES IN RIVERDEEP GROUP PLC
                   ------------------------------------------

                            Matheson Ormsby Prentice
                                30 Herbert Street
                                    Dublin 2
                                     Ireland
                              Tel + 353 1 619 9000
                              Fax + 353 1 619 9010